Exhibit 10.1

ONEWATER MARINE INC.

2019 OMNIBUS INCENTIVE PLAN

1.          DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this OneWater Marine Inc. 2019 Omnibus Incentive Plan, have the following meanings:

(a)	Administrator means the Board, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

(b)
Affiliate means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(c)	Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

(d)	Board means the Board of Directors of the Company.

(e)
Cause, with respect to any Participant (a) has the meaning in such Participant's employment agreement, or (b) if such Participant is not a party to an employment agreement, it means any of the following (i) willfully damaging the property, business, reputation or goodwill of the Company or any Affiliate; (ii) conviction of, or plea of nolo contendere with respect to, a felony; (iii) committing a crime of dishonesty, including theft, dishonesty, fraud or embezzlement; (iv) willfully neglecting the duties to be performed by Participant in connection with his employment or service with the Company or any Affiliate which is not the result of illness or accident; (v) sexually harassing, or discriminating against (based upon a protected classification), any other employee of the Company or any Affiliate or creating a hostile work environment for other employees of the Company or any Affiliate; (vi) failing for any reason to correct, cease or otherwise alter any insubordination, failure to comply with instructions or other act or omission that in the opinion of the Board adversely affects the Company’s or any Affiliate’s business or operations; or (vii) a breach of any of the material terms of Participant’s employment agreement or any noncompetition agreement between the Participant and the Company or any Affiliates. As to the matters listed in clauses (iv), (v), (vi) and (vi), Cause shall exist only if Participant fails to cure (if such action, inaction or circumstance is curable) as promptly as possible (not to exceed 10 days) following Participant’s receipt of written notice from the Company or any affiliate describing such matter in reasonable detail; provided, however, that if Participant has previously received written notice for a substantially similar matter that otherwise constitutes Cause, then, even if Participant cured the matter following the prior written notice, Participant shall not have a right to notice and cure a second time for the substantially similar matter.

(f)	Change in Control means the occurrence of any of the following events:

Ownership.  Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board does not approve; or

Merger/Sale of Assets.  (A) A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval; or

Change in Board Composition.  A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of [DATE], or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Provided, that if any payment or benefit payable hereunder upon or following a Change in Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

(g)	Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

(h)
Committee means the committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(i)	Common Stock means shares of the Company’s Class A common stock, par value $0.01 per share.

(j)	Company means OneWater Marine Inc., a Delaware corporation.

(k)
Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

(l)
Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.

(m)	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

(n)	Disqualifying Disposition has the meaning given to such term in Section 29 of the Plan.

(o)
Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

(p)	Exchange Act means the Exchange Act of 1934, as amended.

(q)	Fair Market Value of a Share of Common Stock means:

(1)          If the Common Stock is listed on a national securities exchange or traded in the over‑the‑counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)          If the Common Stock is not traded on a national securities exchange but is traded on the over‑the‑counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over‑the‑counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

(r)	Incumbent Director has the meaning given to such term in Section 1(f) of the Plan.

(s)	ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

(t)	Non‑Qualified Option means an option which is not intended to qualify as an ISO.

(u)	Option means an ISO or Non‑Qualified Option granted under the Plan.

(v)
Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires. A Participant must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted a Stock Right that may be settled in Shares.

(w)	Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Section 9 hereof.

(x)
Performance Goals means performance goals determined by the Administrator in its sole discretion and set forth in an Agreement. The Administrator has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

(y)	Plan means this OneWater Marine Inc. 2019 Omnibus Incentive Plan.

(z)
Qualified Member means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(aa)	Rule 16b-3 means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act

(bb)	SAR Period has the meaning given to such term in Section 6(c)(ii) of the Plan.

(cc)	Securities Act means the Securities Act of 1933, as amended.

(dd)
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 3 of the Plan.  The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

(ee)	Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity-based award, which is not an Option or a Stock Grant.

(ff)	Stock Grant means a grant by the Company of Shares under the Plan.

(gg)	Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

(hh)	Substitute Award has the meaning given to such term in Section 25(f) of the Plan.

(ii)	Successor Board has the meaning given to such term in Section 25(b) of the Plan.

(jj)	Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.          PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares and to provide incentive compensation, including incentive compensation measured by reference to the value of Shares, by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate.  The Plan provides for the granting of ISOs, Non‑Qualified Options, Stock Grants and Stock-Based Awards.

3.          SHARES SUBJECT TO THE PLAN.

(a)
The number of Shares which may be issued from time to time pursuant to this Plan shall be ten percent (10%) of the fully diluted shares of the Company outstanding from time to time, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 25 of the Plan.

(b)
Other than with respect to Substitute Awards, to the extent that a Stock-Based Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without issuance to the Participant of the full number of Shares to which the Stock-Based Award related, the unissued Shares will again be available for grant under the Plan. Shares forfeited with respect to Stock Grants and Stock-Based Awards, Shares withheld in payment of the exercise price, or taxes relating to a Stock-Based Award, and Shares equal to the number of Shares surrendered in payment of any exercise price, or taxes relating to a Stock-Based Award, shall be deemed to constitute Shares not issued to the Participant and shall be deemed to again be available for Stock-Based Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if the applicable shares are withheld or surrendered following the termination of the Plan.

(c)
In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant a Stock Right in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 3(a), except as may be required by reason of Section 422 and related provisions of the Code.

(d)	Subject to the provisions of Section 25, Adjustments, the maximum number of Shares that may be issued pursuant to the exercise of ISOs is equal to 673,777.

4.          ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board, except to the extent the Board delegates its authority to the Committee, in which case the Committee shall be the Administrator.  Subject to the provisions of the Plan, the Administrator is authorized to:

(a)	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)	Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)
Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided however that the maximum amount of cash and Shares subject to a Stock Right (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $75,000 in the case of an incumbent director or $75,000 in the case of a new director during his or her first year of service;

(d)	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e)	Amend any term or condition of any outstanding Stock Right, provided that such term or condition as amended is not prohibited by the Plan;

(f)	Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and

(g)
Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs.  The interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board, if the Administrator is the Committee.  In addition, if the Administrator is the Committee, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it in accordance with applicable law. The Board or the Committee may revoke any such allocation or delegation at any time.  Notwithstanding the foregoing, only the Board or the Committee shall be authorized to grant, modify or otherwise delegate its duties with respect to a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.          ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, determine the Participants to whom Stock Rights will be granted under the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted.  Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right.  ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes.  Non‑Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate.  The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.          TERMS AND CONDITIONS OF OPTIONS AND SARS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.  The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.  The Option Agreements shall be subject to at least the following terms and conditions:

(a)
Non‑Qualified Options:  Each Option intended to be a Non‑Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non‑Qualified Option:

(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option, except as otherwise provided by the Administrator in the case of Substitute Awards or any other revision or change to an Option that would not constitute a modification of the Option for purposes of Sections 422 or 409A of the Code.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Vesting:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events, provided, however, that notwithstanding any such date or dates, the Administrator may, in its sole discretion, accelerate the date on which it is first exercisable at any time for any reason.

(iv)
Term of Option:  Each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide, provided, that if the such term would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term shall be automatically extended until the 30th day following the expiration of such prohibition.

(b)
ISOs:  Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non‑Qualified Options, as described in Section 6(a) above, except clause (i) and (iv) thereunder.

(ii)
Exercise Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code and except as otherwise provided by the Administrator in the case of any other revision or change to an Option (including with respect to Substitute Awards_ that would not constitute a modification of the Option for purposes of Sections 422 of the Code:

A.
Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.
Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

(c)
Stock Appreciation Rights. Each SAR granted under the Plan shall be evidenced by a SAR Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable SAR Agreement. Any Option granted under the Plan may include tandem SARs. The Administrator also may award SARs to Participants independent of any Option.

(i)
Strike price. Each SAR Agreement shall state the strike price (per share) of the Shares covered by each SAR, which strike price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the SAR, except as otherwise provided by the Administrator in the case of Substitute Awards. Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a strike price equal to the exercise price of the corresponding Option.

(ii)
Vesting and Expiration; Termination. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Administrator including, without limitation, Performance Goals; provided, however, that notwithstanding any such vesting dates or events, the Administrator may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Administrator, not to exceed ten (10) years from the date of grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(iii)
Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Agreement, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

7.          TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.  The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)
Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefore, if any, provided, however, that notwithstanding any such date or dates, the Administrator may, in its sole discretion, accelerate the date on which it first vests at any time for any reason; and

(d)
Participants holding Stock Grants will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise at the time the Stock Grant is made. If any such dividends or distributions are paid in Shares, the Shares may, as determined by the Administrator, be subject to the same restrictions on transferability and forfeitability as the Stock Grant with respect to which they were paid.

8.          TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock and other cash-based awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom stock awards or stock units, provided, however, that notwithstanding any such date or dates, the Administrator may, in its sole discretion, accelerate the date on which it first vests at any time for any reason. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.  The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.  Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. The principal terms of each cash-based award shall be evidenced in such form as the Administrator may determine from time to time.

Participants holding other Stock-Based Awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise at the time the Stock-Based Award is made. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Stock-Based Award with respect to which they were paid, unless otherwise determined by the Administrator.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of Sections (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code.  Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 8.

9.          PERFORMANCE-BASED AWARDS.

The Administrator shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award.  The number of Shares issued in respect of a Performance-Based Award determined by the Administrator for a performance period shall be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such performance period.  Participants holding other performance-based awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise at the time the performance-based award is made. Unless otherwise determined by the Administrator, if any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Performance-Based Award with respect to which they were paid.

10.          EXERCISE OF OPTIONS AND ISSUE OF SHARES; SETTLEMENT OF SARS.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Section for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement.  Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement.  Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be).  In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.  The Shares shall, upon delivery, be fully paid, non-assessable Shares.

Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one share of Common Stock on the exercise date over the strike price, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Administrator. Any fractional shares of Common Stock shall be settled in cash.

11.          PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall, when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement.  In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.          RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or SAR for Shares or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant, and except as otherwise set forth herein or in an Agreement with respect to dividends or dividend equivalents.

13.          ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement, provided that no Stock Right may be transferred by a Participant for value; provided, however, transfers contemplated pursuant to a domestic relations order will not be deemed to be transfers for value.  Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO.  The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Section.  Except as provided above, during the Participant’s lifetime, a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.          EFFECT ON OPTIONS OR SARS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option or SAR Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option or SAR, the following rules apply:

(a)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Sections 15, 16, and 17, respectively), may exercise any Option or SAR granted to him or her to the extent that the Option or SAR is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b)	Except as provided in Subsection (c) below, or Section 16 or 17, in no event may an Option intended to be an ISO be exercised later than three months after the Participant’s termination of employment.

(c)
The provisions of this Section, and not the provisions of Section 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option or SAR within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option or SAR, respectively.

(d)
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option or SAR, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option or SAR.

(e)
A Participant to whom an Option or SAR has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(f)
Except as required by law or as set forth in a Participant’s Option or SAR Agreement, Options or SARs granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.          EFFECT ON OPTIONS OR SARS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option or SAR Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options or SARs have been exercised:

(a)	All outstanding and unexercised Options or SARs as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination.  If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option or SAR, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option or SAR is forfeited.

16.        EFFECT ON OPTIONS OR SARS OF TERMINATION OF SERVICE FOR DISABILITY.

 Except as otherwise provided in a Participant’s Option or SAR Agreement:

(a)
Except as otherwise provided in an Agreement, a Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option or SAR granted to such Participant to the extent that the Option or SAR has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability.

(b)
A Disabled Participant may exercise the Option or SAR only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option or SAR as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option or SAR.

(c)
The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).  If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.        EFFECT ON OPTIONS OR SARS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option or SAR Agreement:

(a)
Except as otherwise provided in an Agreement, in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option or SAR may be exercised by the Participant’s Survivors to the extent that the Option or SAR has become exercisable but has not been exercised on the date of death.

(b)
If the Participant’s Survivors wish to exercise the Option or SAR, they must take all necessary steps to exercise the Option or SAR within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option or SAR as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.          EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Section 18 and Section 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 1 hereof), or who is on an approved leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

19.          EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Sections 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.          EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a)
All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination.  If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.          EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability, any Shares underlying such Stock Rights subject to forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, will be forfeited or subject to repurchase, as applicable, upon such termination.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).  If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.          EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, , any Shares underlying such Stock Rights subject to forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, will be forfeited or subject to repurchase, as applicable, upon such termination.

23.          PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a)
The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b)	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.          DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.          ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a)
Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, strike or purchase price per share and, as determined by the Administrator in its sole discretion, in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events.  The number of Shares subject to the limitations in Section 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b)	Corporate Transactions.

In the event that the Company is subject to a Corporate Transaction, including a Change in Control, outstanding Stock Rights acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Stock Rights in an identical manner (including different Stock Rights held by the same Participant). Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Stock Rights as of the effective date of such Corporate Transaction:

(i) The continuation of an outstanding Stock Right by the Company (if the Company is the successor entity).

(ii) The assumption of an outstanding Stock Right by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption will be binding on all selected Participants; provided that the exercise price or strike price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(iii) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Stock Rights (except that the exercise price or strike price and the number and nature of shares issuable upon exercise of any Option or SAR, respectively, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(iv) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Stock Right and lapse of the Company’s right to repurchase or re-acquire shares acquired under a Stock Right or lapse of forfeiture rights with respect to shares acquired under a Stock Right.

(v) The settlement of such outstanding Stock Right (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount per Share provided in the definitive agreement evidencing the Corporate Transaction, as determined by the Committee in its sole discretion, followed by the cancellation of such Stock Rights; provided however, that such Stock Right may be cancelled without consideration if such Stock Right has no value, as determined by the Committee in its sole discretion (which will include, but not be limited, to situations where the per Share exercise price of an Option or the per Share strike price of an SAR exceeds the required amount per Share provided in the definitive agreement evidencing the Corporate Transaction). Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Stock Right would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continuous service status. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Stock Rights, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Stock Right will be exercisable (to the extent vested and exercisable pursuant to its terms) for a period of time determined by the Committee in its sole discretion, and such Stock Right will terminate upon the expiration of such period.

(c)
Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or SAR or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received by the Participant in the recapitalization or reorganization of the Company if such Option or SAR had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)
Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subsections (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subsections.  The Administrator or the Successor Board shall determine the specific adjustments to be made under this Section 25, including, but not limited to the effect of any, Corporate Transaction and Change in Control and, subject to Section 4, its determination shall be conclusive.

(e)
Assumption of Awards by the Company. The Company, from time to time, may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting a Stock Right under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to a Stock Right granted under this Plan (a “Substitute Award”). Such substitution or assumption will be permissible if the holder of the Substitute Award would have been eligible to be granted a Stock Right under this Plan if the other company had applied the rules of this Plan to such grant. The exercise price and the number and nature of Shares issuable upon exercise or settlement of any such Substitute Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

26.          ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights.  Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.          FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.          WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, up to the statutory maximum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock is authorized by the Administrator (and permitted by law).  For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Section 1 above, as of the most recent practicable date prior to the date of exercise.  If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.   Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board.

29.          NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code.  If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.          TERMINATION OF THE PLAN.

The Plan will terminate on [Insert Date], the date which is ten years from the earlier of the date of its adoption by the Board and the date of its approval by the shareholders of the Company.  The Plan may be terminated at an earlier date by vote of the shareholders or the Board of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.  Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.          AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company.  The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers.  Other than as set forth in Section 25 of the Plan, the Administrator may not, without shareholder approval, reduce the exercise price of an Option or SAR or cancel any outstanding Option or SAR in exchange for a replacement option or SAR having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator may not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles.  Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right.  With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan.  In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.  Nothing in this Section 31 shall limit the Administrator’s authority to take any action permitted pursuant to Section 25.

32.          EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.          SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his “separation from service” (as such term is defined in Treasury Regulation § 1.409A-1(h)), to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.          INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35.          CLAWBACK/RECOVERY POLICY.

All Stock Rights granted under the Plan will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Committee or required by applicable law during the term of Participant’s employment or other service with the Company that is applicable to Employees, directors or Consultants of the Company. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Agreement as the Administrator determines necessary or appropriate. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

36.          GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.